Exhibit 10.35(c)

                       THIRD AMENDMENT TO CREDIT AGREEMENT
                                       AND
                       FIRST AMENDMENT TO PROMISSORY NOTE

     This Third Amendment to Credit Agreement and First Amendment to Promissory Note (this "Amendment") is entered into by between MAIN STREET AND MAIN INCORPORATED ("Borrower") and IMPERIAL BANK ("Bank") as of this July 5, 2001 at Inglewood, California 90301.

                                    RECITALS

     This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

     Bank and Borrower previously entered into a Credit Agreement dated April 2, 1999, which was subsequently modified pursuant to that certain First Amendment and certain Second Amendment. The Credit Agreement and each amendment shall collectively be referred to herein as the "Agreement.

     Pursuant to the Agreement the Borrower executed Promissory Note in the original principal amount of $5,000,000 in favor of Bank dated July 13, 2000 (the "Note")

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                    AGREEMENT

     1. INCORPORATION BY REFERENCE. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

     2. AMENDMENTS TO THE AGREEMENT. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby amended as set forth below.

          A. Section 1.01 (a) of the Agreement is amended by deleting the date "July 15, 2001" therefrom and substituting the date "July 15, 2002" therefore.

          B. Section 1.02 of the Agreement is amended by deleting the term "one half of one percent (.50%)" therefrom and substituting the term "one quarter of one percent (.25%)" therefore.

          C. Section 4.05 of the Agreement is amended by deleting the figure "Twenty Seven Million Dollars ($27,000,000) therefrom and substituting the term "Thirty Five Million Dollars ($35,000,000) therefore.

          D. Section 4.06 of the Agreement is amended and restated in full to read as follows:

          "4.06  FIXED  CHARGE   COVERAGE   RATIO.   Maintain  at  all  times  a
     consolidated Fixed Charge Coverage Ratio of not less than 1.35 to 1.00.

          Fixed Charge Coverage Ratio shall mean the following on a consolidated basis:

     net  income  (after  cash  taxes  paid),   plus/minus   non-cash   expenses
     paid/income, plus third party rent expense, plus interest expense minus

          Distributions and/or dividends, and or loan advances or other advances to third parties divided by

     scheduled principal payments of long term debt and capital leases, plus interest expense, plus rent expense. Long term debt shall mean those debts or renewals or extensions thereof whose original terms exceed one (1) year.

     Distributions and loan advances shall mean and refer to any and all distributions and loan advances,

     The Fixed Charge Coverage Ratio shall be computed on a rolling twelve (12) month basis,

          E. The following Section 4.18 is hereby added to the Agreement:

          4.18 ADJUSTED SENIOR FUNDED DEBT TO EBITDA. Maintain at all times a consolidated ratio of Adjusted Senior Funded Debt to EBITDA of not more than 4.00 to 1.00.

          Adjusted Senior Funded Debt shall mean:

                  Senior Funded Debt MINUS New Unit Adjustments

                                   divided by

                                     EBITDA

          Senior Funded Debt shall mean:

          All  liabilities  of  whatever   nature  or  duration   consisting  of
     indebtedness for borrowed money or indebtedness (including obligations under capital leases), plus letter of credit obligations.

          New Unit shall mean a unit that has been in operation by Borrower for less than 12 months.

          New Unit Adjustments shall mean to the adjustment calculated as follows:

          [1-(the number of full months such New Unit has been in operations divided by 12)] times total Senior Debt for such New Unit.

          EBITDA shall mean on a consolidated basis the sum of consolidated net income plus interest expense, plus accrued federal and state income taxes, plus depreciation and amortization expense minus capital gains plus capital losses.

          F. section 5.02 of the Agreement is amended and restated in full to read as follows:

          5.02 Intentionally Left Bank.

          G. Section 5.03 of the Agreement is amended and restated in full to read as follows:

          5.03 Intentionally Left Bank.

          H. Section 5.04 is amended by adding the following after the term Redfish America, L.L.C.:

          "and Bamboo Club Inc. "Amendment to Note.

          A. The Maturity of the Note is amended by deleting the date "July 15, 2001" therefrom and substituting the date "July 15, 2002" therefore.

          B. The date "July 15, 2001" contained in the Section entitled "Payment" is hereby deleted and the date "July 15, 2002" substituted therefore.

     4. LEGAL EFFECT. Except as specifically set forth in this Modification, al1 of the terms and conditions of the Agreement and Note remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of this Amendment and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

     (a) this Amendment, duly executed by Borrower;

     (b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     5. INTEGRATION. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

MAIN STREET AND MAIN INCORPORATED       IMPERIAL BANK

By: /s/ Bart A. Brown, Jr.              By: /s/ Clifford A. Payson
    -----------------------------           ------------------------------------
Title: Chief Executive Officer              Clifford A. Payson
                                            Vice President